Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Genesis Microchip Inc.

We consent to the use of our report dated June 12, 2006 relating to the consolidated balance sheets of Genesis Microchip Inc. as at March 31, 2006 and 2005 and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years in the three-year period ended March 31, 2006, incorporated by reference herein.

/s/ KPMG LLP

Toronto, Canada
September 6, 2006